SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of  the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     Continental Homes Holding Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

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
                         CONTINENTAL HOMES HOLDING CORP.
         7001 N. Scottsdale Road, Suite 2050, Scottsdale, Arizona 85253
                                 (602) 483-0006


                               ------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   to be held

                                 August 28, 1997

                               ------------------


To our Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders to be held on August 28, 1997, at 9:00 A.M. (Phoenix time) at the Company's executive offices located at 7001 N. Scottsdale Road, Suite 2050, Scottsdale, Arizona 85253, for the following purposes:

         (1) To elect eight directors.

         (2) To approve an amendment to the Company's Amended and Restated 1988 Stock Incentive Plan (the "1988 Plan") to, among other things, increase by 500,000 the number of shares of the Company's Common Stock that may be issued pursuant to the 1988 Plan and permit members of the Board of Directors and the Stock Incentive Committee to participate in the 1988 Plan.

         (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

         Only holders of Common Stock of record at the close of business of July 8, 1997 will be entitled to receive notice of and to vote at the meeting or at any adjournment thereof.

                                             By Order of the Board of Directors


                                             /s/ Julie E. Collins
                                             Julie E. Collins
                                             Secretary

Scottsdale, Arizona
July 8, 1997

         Whether or not you intend to be present at the meeting, please date and sign the enclosed proxy card and mail it promptly in the enclosed postage-paid, addressed envelope.

                                 PROXY STATEMENT

         The Annual Meeting of Stockholders of Continental Homes Holding Corp. (the "Company") will be held at the Company's executive offices located at 7001
N. Scottsdale Road, Suite 2050, Scottsdale, Arizona 85253, on August 28, 1997 at 9:00 A.M. (Phoenix time) for the purposes set forth in the foregoing notice of meeting. The accompanying form of proxy for use at the meeting and at any adjournments thereof is solicited by the Board of Directors of the Company. Any proxy may be revoked by the stockholder by written notice to the Secretary of the Company, if such notice is actually received by her before such proxy is exercised, or by attending and voting at the meeting in person.

         The vote of a plurality of the shares held by persons present at the meeting in person or by proxy is required for the election of directors as outlined in Proposal One and the vote of a majority of shares of stock eligible to vote at the meeting is required to amend the Company's Amended and Restated 1988 Stock Incentive Plan as outlined in Proposal Two. Abstentions and votes withheld by brokers in the absence of instructions from street-name holders (broker non-votes) will be counted for purposes of determining whether a quorum is present, will have the effect of a vote against a proposal for which a majority of the outstanding shares is required, and will have no effect on the election of directors.

         Proxies in the accompanying form which are properly executed by stockholders, duly returned to the Company and not revoked will be voted in the manner indicated below. This proxy statement, the attached Notice of Annual Meeting and the accompanying proxy are being mailed to stockholders on or about July 25, 1997.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         As of the close of business on July 8, 1997, the record date for the meeting, the Company had 6,852,580 shares of its common stock, par value $.01 per share (the "Common Shares") outstanding and entitled to vote at the meeting. Each Common Share will be entitled to one vote on each matter presented at the meeting. The presence in person or by proxy of a majority of Common Shares entitled to vote at the meeting shall constitute a quorum.

         The following table sets forth certain information as of the close of business on July 8, 1997 concerning (i) the beneficial ownership of the Common Shares by each director, nominee for director and named executive officer and by all directors and executive officers of the Company as a group and (ii) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the Common Shares.

                                                       Number of         Percent
                                                     Common Shares         of
                     Name and Address                Beneficially        Common
                  of Beneficial Owner (1)                Owned           Shares
                  -----------------------                -----           ------
Donald R. Loback                                        567,650            8.2%
Julie E. Collins                                          1,500  (2)          *
W. Thomas Hickcox                                        40,500  (3)          *
Robert B. Ryan                                           25,650  (4)          *
Timothy C. Westfall                                      19,500  (5)          *
Bradley S. Anderson                                         600               *
Peter D. O'Connor                                         2,000               *
Jo Ann Rudd                                                 -0-               *
William Steinberg                                           500               *
Directors and officers as a group
     (11 persons)                                       658,445  (6)       9.5%
FMR Corp. (7)                                           806,800           11.7%
Wellington Management Company (8)                       687,900           10.0%
First Union Corporation (9)                             501,000            7.2%
Dimensional Fund Advisors, Inc. (10)                    416,448            6.0%
Barclays Global Investors (11)                          395,806            5.7%
------------------
*Denotes less than 1% of outstanding Common Shares

(1) Except as set forth in Notes 7 through 11, the address for each beneficial owner is c/o Continental Homes Holding Corp., 7001 N. Scottsdale Road, Suite 2050, Scottsdale, Arizona 85253.

(2) Includes options to purchase 1,500 Common Shares granted under the Amended and Restated 1988 Stock Incentive Plan.

(3) Includes options to purchase 27,000 Common Shares granted under the Amended and Restated 1988 Stock Incentive Plan and the Restated 1986 Stock Incentive Plan.

(4) Includes options to purchase 9,750 Common Shares granted under the Amended and Restated 1988 Stock Incentive Plan and the Restated 1986 Stock Incentive Plan.

(5) Includes options to purchase 19,500 Common Shares granted under the Amended and Restated 1988 Stock Incentive Plan and the Restated 1986 Stock Incentive Plan.

(6) Includes options to purchase 58,250 Common Shares granted under the Amended and Restated 1988 Stock Incentive Plan and the Restated 1986 Stock Incentive Plan.

(7)      As  reflected  in Schedule  13-G dated  February  14, 1997 filed by FMR
         Corp.  Their address is 82  Devonshire  Street,  Boston,  Massachusetts
         02109.

(8) As reflected in Schedule 13-G dated January 24, 1997 filed by Wellington Management Company. Their address is 75 State Street, Boston, Massachusetts 02109.

(9) As reflected in Schedule 13-G dated February 3, 1997 filed by First Union Corporation. Their address is One First Union Center, Charlotte, North Carolina, 28288.

(10) As reflected in Schedule 13-G dated February 5, 1997 filed by Dimensional Fund Advisors. Their address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(11) As reflected in Schedule 13-G dated February 12, 1997 filed by Barclays Global Investors, N.A. Their address is 45 Fremont Street, San Francisco, California 94105.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         Eight Directors, constituting the entire Board of Directors, are to be elected at the meeting to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. The Board of Directors proposes the elections of the following nominees and intends that the persons named in the accompanying proxy will vote the shares represented by each proxy for the election as Directors of such nominees unless a contrary direction is indicated. If prior to the meeting any nominee is unable or unwilling to serve as a Director, which the Board of Directors does not expect, the persons named in the accompanying proxy will vote for such alternate nominee, if any, as may be selected by them.

         Certain information is given below for each nominee for Director.

                                                      Position with the Company, Present Principal Occupation,
    Nominee and Year First                                        Principal Occupations During the
     Elected as Director         Age                           Last Five Years and Other Directorships
-------------------------------  ---    --------------------------------------------------------------------------------------
Donald R. Loback                 45     Chairman and Chief Executive  Officer of the Company since  September 1995,  Co-Chief
  1985                                  Executive Officer since July 1986.

W. Thomas Hickcox                44     President  and Chief  Operating  Officer  of the  Company  since  September  1995 and
  1992                                  December 1994,  respectively.  Chief Executive Officer of Continental  Homes, Inc., a
                                        subsidiary of the  Company ("CHI")  since May 1997, President  of CHI from  September
                                        1995 to May 1997, Senior Vice President of CHI from May 1991 to September 1995.

Robert B. Ryan                   40     Vice  President of  Management  Information  Systems of the Company  since  September
  1996                                  1995, Vice President of CHI since March 1986.

Timothy C. Westfall              51     Vice President and General  Counsel of the Company since October 1994, Vice President
  1996                                  and General Counsel of CHI since February 1990.

Bradley S. Anderson              36     Vice President,  Commercial  Properties  Division of CB Commercial Real Estate Group,
  1993                                  Inc., a real estate brokerage company in Phoenix, Arizona since January 1987.

Peter D. O'Connor                54     Vice  President of First  Highland,  an industrial  real estate  development  company
  1996                                  since 1989.

Jo Ann Rudd                      52     Owner/President  of the accounting firm of Jo Ann Rudd CPA, P.C. in Phoenix,  Arizona
  1992                                  since April 1986.

                                                      Position with the Company, Present Principal Occupation,
    Nominee and Year First                                        Principal Occupations During the
     Elected as Director         Age                           Last Five Years and Other Directorships
-------------------------------         --------------------------------------------------------------------------------------
William Steinberg                42     Vice President,  AMB Institutional  Realty Advisors,  Inc., a pension fund advisor in
  1992                                  Boston, Massachusetts since August 1994. President and Founder of Saxe Investments, a
                                        real estate  services and  consulting  company in  Scottsdale,  Arizona from February
                                        1993 through July 1994, a  Partner/Principal  of Trammell Crow Company, a real estate development company in Phoenix, Arizona from August 1988 through February 1993.

During fiscal 1997, the Board of Directors had the following committees:

         The Audit Committee is composed of Bradley S. Anderson, Peter D. O'Connor, Jo Ann Rudd and William Steinberg. The function of the Audit Committee is to review the Company's internal controls, its financial reporting and the scope and results of the audit engagement. It meets with appropriate Company financial personnel and independent public accountants in connection with these reviews. The Committee also recommends to the Board the appointment of the independent public accountants, who have access to the Committee at any time. In fiscal 1997, one Audit Committee meeting was held.

         The Compensation Committee is composed of Bradley S. Anderson, Peter D. O'Connor, Jo Ann Rudd and William Steinberg. The function of the Compensation Committee is to establish the amount and form of compensation awarded to Messrs. Loback and Hickcox, including salary, bonuses and stock option awards and to monitor compensation of the other executive officers of the Company. In fiscal 1997, two Compensation Committee meetings were held.

         The Stock Incentive Committee and Incentive Compensation Committee are comprised of Donald R. Loback, W. Thomas Hickcox and Timothy C. Westfall. The function of the Stock Incentive and Incentive Compensation Committees is to administer the Company's Amended and Restated 1988 Stock Incentive Plan and Restated 1986 Stock Incentive Plan, respectively (except with respect to Messrs. Loback and Hickcox). In fiscal 1997, the Stock Incentive Committee held two meetings and the Incentive Compensation Committee held no meetings.

         The Board of Directors does not have a nominating committee.

         During fiscal 1997, the Board of Directors had a total of five meetings. All of the directors attended more than 85% of the meetings of the Board of Directors and meetings of each of the Committees on which they served. The Company has established a policy that a portion of the non-employee directors remuneration should be paid by granting non-qualified stock options in accordance with the Company's Amended and Restated 1988 Stock Incentive Plan, subject to receipt of stockholder approval of certain amendments to such Plan. In fiscal 1997 each director who is not an employee was paid an annual fee of $12,000, an additional $500 for each Board and Committee meeting attended and, subject to receipt of stockholder approval, granted stock options representing 3,000 shares of the Company's Common Stock. In fiscal 1998 each non-employee director will be paid an annual fee of $12,000, $500 for each Board and Committee meeting attended and receive stock options as determined by the Stock Incentive Committee.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 1.

                               EXECUTIVE OFFICERS

         The following information is furnished with respect to executive officers of the Company who are not nominees to serve on the Board of Directors.

                                                                   Position with the Company and
Name                            Age                       Principal Occupations During the Last Five Years
----                            ---    ---------------------------------------------------------------------------------------
Julie E. Collins               37      Chief  Financial  Officer of the Company  since May 1997,  Financial  Vice  President,
                                       Treasurer and  Secretary of the Company  since July 1996,  Controller of CHI from June
                                       1990 to July 1996.

Don C. Merrell                 34      Corporate  Controller of the Company since May 1997,  Controller of CHI from July 1996 to May 1997.  Senior Accountant with Arthur Andersen LLP prior to that date.

Deborah L. Granado             41      Vice  President  of Personnel of the Company  since May 1997,  Personnel  Manager from
                                       April 1996 to May 1997,  Computer  Programmer  of CHI from November 1994 to April 1996 and Administrative Assistant from June 1985 to October 1994.

         The following table sets forth the annual compensation, long-term compensation and all other compensation for the last three fiscal years for the Company's Chief Executive Officer and the four next most highly compensated executive officers (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                           Long Term
                                                 Annual Compensation                     Compensation
                                                                                            Awards
                                  ---------------------------------------------------       ------
  Name and Principal     Fiscal      Salary          Bonus          Other Annual            Options             All Other
       Position           Year          $              $          Compensation (1)             #            Compensation (2)
----------------------- --------- -------------- --------------- -------------------- -------------------- --------------------
Donald R. Loback          1997       $250,000        $692,000            $--                 20,000               $5,386
  Chief Executive         1996        250,000         540,000             --                    -0-                6,273
  Officer                 1995        200,000         100,000             --                    -0-                4,415

W. Thomas Hickcox         1997        250,000         625,020             --                 15,000                4,786
  President and           1996        232,692         368,000             --                    -0-                4,623
  Chief Operating         1995        192,308         125,000             --                  5,000                4,307
  Officer

Timothy C. Westfall       1997        160,769         160,000             --                 10,000                4,862
  Vice President and      1996        154,750         115,000             --                  5,000                4,493
  General Counsel         1995        148,385          50,000             --                  3,000                4,409

Robert B. Ryan            1997        116,923         150,000             --                 10,000                4,160
  Vice President          1996        108,712         100,000             --                  5,000                3,775
                          1995        103,654          40,000             --                  3,000                3,779

Julie E. Collins          1997        106,962          70,000             --                 10,000                5,557
  Chief Financial         1996         82,462          20,000             --                    -0-                2,655
  Officer, Treasurer      1995         75,808           8,500             --                    -0-                1,999
  and Secretary

(1) The amount of perquisites and other personal benefits received by each of the Named Officers for a fiscal year does not exceed the lesser of $50,000 or 10 percent of the total annual salary and bonus of such Named Officer for such fiscal year.

(2) Includes Company contributions to the Company's 401(k) retirement plan and premiums and administrative service fees paid by the Company under the executive split dollar life insurance program. The Company is entitled to recover the premiums and administrative service fees from any amounts paid by the insurer on such split dollar life policies and has retained a collateral interest in each policy to the extent of the premiums and administrative service fees paid with respect to such policy. The following table sets forth the value of all other compensation:

                                           D.R.     W.T.    T.C.   R.B.    J.E.
                                          Loback  Hickcox Westfall Ryan  Collins
Fiscal 1997                               ------  ------- -------- ----  -------
  401(K) Company Contribution             $3,662  $3,325  $3,381  $3,522  $5,021
  Economic Benefit of Split Dollar Plan    1,724   1,461   1,481     638     536
                                          ------  ------  ------  ------  ------
                                          $5,386  $4,786  $4,862  $4,160  $5,557
                                          ======  ======  ======  ======  ======
Fiscal 1996
  401(K) Company Contribution             $5,115  $3,651  $3,299  $3,303  $2,284
  Economic Benefit of Split Dollar Plan    1,158     972   1,194     472     371
                                          ------  ------  ------  ------  ------
                                          $6,273  $4,623  $4,493  $3,775  $2,655
                                          ======  ======  ======  ======  ======
Fiscal 1995
  401(K) Company Contribution             $3,449  $3,396  $3,294  $3,309  $1,632
  Economic Benefit of Split Dollar Plan      966     911   1,115     470     367
                                          ------  ------  ------  ------  ------
                                          $4,415  $4,307  $4,409  $3,779  $1,999
                                          ======  ======  ======  ======  ======

         The following table sets forth information on option grants in fiscal 1997 to each of the Named Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            Potential
                                                                                       Realizable Value at
                                                                                         Assumed Annual
                                                                                      Rates of Stock Price
                                                                                          Appreciation
                                   Individual Grants                                     for Option Term
------------------------------------------------------------------------------------     ---------------
                           Number of         % of Total
                           Securities          Options
                           Underlying        Granted to     Exercise
                         Options/SAR's      Employees in     Price      Expiration
          Name            Granted (1)      Fiscal Year(2)    ($/Sh)        Date         5%         10%
          ----            -----------      --------------    ------        ----         --         ---
Donald R. Loback (3)         20,000             14.3 %      $17.125       09/09/06   $215,396    $545,857
W. Thomas Hickcox (3)        15,000             10.7         17.125       09/09/06    161,547     409,393
Timothy C. Westfall (3)       5,000              3.6         18.750       07/24/06     58,959     149,413
Timothy C. Westfall (3)       5,000              3.6         15.875       04/04/07     49,919     126,503
Robert B. Ryan                5,000              3.6         18.750       07/24/06     58,959     149,413
Robert B. Ryan                5,000              3.6         15.875       04/04/07     49,919     126,503
Julie E. Collins              5,000              3.6         18.750       07/24/06     58,959     149,413
Julie E. Collins              5,000              3.6         15.875       04/04/07     49,919     126,503

(1) All options granted are for Common Shares and are exercisable in cumulative 25% installments commencing one year from the date of grant, with full vesting occurring on the fourth anniversary date.

(2) The Company granted options representing 139,800 shares of Common Stock to employees in fiscal 1997.

(3) These grants are subject to receipt of stockholder approval of the amendments to the 1988 Plan.

         The following table sets forth information on option exercises in fiscal 1997 by each of the Named Officers and the value of such officers' unexercised options at May 31, 1997.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                          Number of                    Value of
                                                    Securities Underlying            Unexercised
                                                         Unexercised                 In-The-Money
                                                         Options at                   Options at
                                                      Fiscal Year End            Fiscal Year End ($)
                                                      ----------------           -------------------
                        Shares
                      Acquired on       Value
      Name            Exercise (#)   Realized ($)  Exercisable   Unexercisable  Exercisable    Unexercisable
      ----            ------------   ------------  -----------   -------------  -----------    -------------
Donald R. Loback          -0-        $     --           -0-         20,000     $      --      $       --
W. Thomas Hickcox         -0-              --        27,000         17,250       147,875           3,281
Timothy C. Westfall       -0-              --        19,500         15,250       100,188           4,469
Robert B. Ryan            -0-              --         9,750         15,250        21,406           4,469
Julie E. Collins          -0-              --         1,500         10,000         5,813           2,500

                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors is comprised of four non-employee directors of the Company, currently Messrs. Anderson, O'Connor and Steinberg and Ms. Rudd. The Committee is responsible for establishing the compensation levels for Messrs. Loback and Hickcox. The Committee is also responsible for reviewing and monitoring, but not approving, compensation to other executives of the Company.

         The Company's executive compensation programs are intended to enable the Company to attract, retain and reward highly qualified executives while maintaining a strong and direct link between executive pay, the Company's financial performance and return on stockholders' equity.

         In fiscal 1997 the Company had five Executive Officers excluding Messrs. Loback and Hickcox. Compensation for executive officers is determined by Messrs. Loback and Hickcox. Commencing in fiscal 1994, such compensation levels were reviewed by the Compensation Committee. It is recognized that management is most familiar with the individual employees, with prevailing levels for compensation within certain markets and other factors affecting compensation. However, Compensation Committee review is to ensure that compensation decisions relative to executives of the Company are made responsibly.

         The committee sets compensation for Messrs. Loback and Hickcox. In keeping with the Company's compensation objectives, Messrs. Loback's and Hickcox's compensation is largely driven by cash incentives that are directly tied to the Company's financial performance. Accordingly, the Committee determined in June 1996 that Mr. Loback's fiscal 1997 compensation would be comprised of a base salary of $250,000 plus a cash bonus equal to 1.25% of the Company's pre-tax, pre-incentive income. In addition, Mr. Loback was granted stock options pursuant to the Company's Amended and Restated 1988 Stock Incentive Plan, subject to receipt of stockholder approval, representing 20,000 shares of the Company's Common Stock. In fiscal 1998, Mr. Loback's base salary will be increased to $450,000 and his cash bonus will be the same percentage.

         Mr. Hickcox's fiscal 1997 compensation was comprised of a base salary of $250,000 plus a cash bonus equal to 1.00% of the Company's pre-tax, pre-incentive income. In addition, Mr. Hickcox was granted stock options pursuant to the Company's Amended and Restated 1988 Stock Incentive Plan, subject to receipt of stockholder approval of the amendments to the Plan, representing 15,000 shares of the Company's Common Stock. In fiscal 1998, Mr. Hickcox's base salary will be increased to $300,000 and his cash bonus will be the same percentage.

         As a part of the decision making process, the Committee reviewed prior years compensation of Chief Executive Officers and Presidents of selected homebuilding companies deemed comparable to the Company, noting that during the periods the average compensation paid to comparable officers had been in excess of the compensation paid to Messrs.
Loback and Hickcox.

         The only long-term incentive plans maintained by the Company are the stock option plans. The compensation of the executive officers consists principally of salary, annual bonus and income and potential gain from stock options. The perquisites and other benefits received by executive officers are incidental to employment.

         Section 162(m) of the Internal Revenue Code generally disallows deductions to public companies for executive compensation in excess of $1 million to named executive officers. The Committee will take appropriate steps to optimize deductibility and believes that all current payments to named executive officers are deductible.

         The above Committee Report to Shareholders of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed under such acts.

                                        COMPENSATION COMMITTEE

                                        Bradley S. Anderson

                                        Peter D. O'Connor

                                        Jo Ann Rudd

                                        William Steinberg

                                PERFORMANCE GRAPH

         The graph below compares the cumulative total return of Continental Homes Holding Corp., the S&P 500 Index and the S&P Homebuilding Index:























                      May-92    May-93    May-94    May-95    May-96    May-97
                      ------    ------    ------    ------    ------    ------

Continental           100.00    113.46    122.38    136.54    222.59    149.68
S&P Homebuilding      100.00    135.68    111.53    122.80    129.07    139.78
S&P 500               100.00    111.61    116.36    139.86    179.63    232.47

         The above graph is based upon common stock and index prices calculated as of May 31 for each of the last five fiscal year-end periods. The Company's May 30, 1997 closing price per Common Share was $16.375. As of July 2, 1997 the Company's Common Shares closed at $17.75 per share. The stock price performance of Continental Homes Holding Corp. depicted in the graph above represents past performance only and is not indicative of future performance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of May 31, 1997, Mr. Hickcox owed $138,729.46 to the Company. The Company paid invoices on behalf of Mr. Hickcox related to the construction of his personal residence. Such amount will be paid by Mr. Hickcox in fiscal 1998.

                                  PROPOSAL TWO

         In June 1997, the Board of Directors adopted amendments to the Company's Amended and Restated 1988 Stock Incentive Plan (the "1988 Plan") which require stockholder approval. The Board approved an increase in the number of shares of Common Stock subject to the 1988 Plan from 500,000 shares to 1,000,000 shares. The Board took such action because at the end of fiscal 1997 there were only 44,695 shares available under the 1988 Plan for future grants and the Board believes that a stock option program is an important factor in attracting, retaining and motivating key employees who will dedicate their maximum productive efforts toward the advancement of the Company. The Board also approved an amendment to the 1988 Plan which would permit members of the Board of Directors and the Stock Incentive Committee to participate in the 1988 Plan. The Board has granted options to purchase 3,000 shares of the Company's Common Stock to each non-employee member of the Board of Directors, and options to purchase 20,000, 15,000 and 10,000 shares of the Company's Common Stock to Messrs. Loback, Hickcox and Westfall, respectively, subject to stockholder approval. The Board believes that the above-mentioned amendments further these objectives by assuring continuing availability of stock options in the appropriate circumstances.

         The principal aspects of the 1988 Plan are summarized below. The full text of the Plan is annexed hereto as Exhibit A. Shareholders are urged to read Exhibit A carefully. This description of the 1988 Plan is qualified in its entirety by reference to Exhibit A.

         The Company's 1988 Plan was adopted by the Board of Directors of the Company on July 29, 1988 and the shareholders of the Company on August 26, 1988. All officers and key employees of the Company and its subsidiaries who are in positions which enable them to make contributions to the long-term performance and growth of the Company are eligible to receive awards under the 1988 Plan. As of July 8, 1997, approximately twenty-five employees of the Company and its subsidiaries were eligible to participate in the 1988 Plan.

         The 1988 Plan is administered by the Board of Directors. The Board has delegated its authority under the Plan to a Stock Incentive Committee (the "Incentive Committee"), which consists of at least three members of the Board. Any further references in this section to the "Incentive Committee" shall mean either the Board or the Stock Incentive Committee.

         The 1988 Plan authorizes grants with respect to a maximum of 1,000,000 Common Shares (subject to adjustment in the event of stock dividends, stock splits, reclassification of the Common Shares, recapitalization of the Company or similar changes in the Company's capitalization). If the proposed amendments to the 1988 Plan are approved by stockholders, the 1988 Plan would limit the total grants of stock options or stock appreciation rights to any participant in any fiscal year to 100,000, and the aggregate number of shares which may be restricted stock to 100,000 shares. The Company has not granted any shares of restricted stock to date under the 1988 Plan.

         The Incentive Committee will have the authority to determine the employees to whom options and awards will be granted under the 1988 Plan, the type, number and terms of the options and awards to be granted, the time when options and awards will be granted and the duration of the exercise period of options. Awards pursuant to the 1988 Plan may take the form of ISOs, NQSOs, SARs or restricted stock, or a combination of these forms of awards, each as described below.

         ISOs are options (a right to purchase a stated number of shares at a specified price within a given period) intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and, therefore, are subject to certain special restrictions. The exercise price of an ISO may not be less than the fair market value of the Common Shares on the date of grant, except that the exercise price of options held by any participant who owns more than 10% of the Common Shares may not be less than 110% of such fair market value on the date of grant, and the aggregate fair market value (determined as of the date of grant) of shares covered by all ISOs that may first become exercisable by an optionee in a single calendar year may not exceed $100,000. Unless the Incentive Committee provides otherwise, ISOs granted under the 1988 Plan are exercisable on a cumulative basis at a rate of 25% each year, beginning on the first anniversary of the date of grant. Except as described below, if a participant ceases to be an employee, an unexercised ISO will terminate. In the event of termination of a participant's employment by the Company other than for cause, the participant may exercise any ISO (to the extent otherwise exercisable by its terms) for a period of three months after such termination unless the expiration date of the ISO occurs sooner. If termination of a participant's employment is by reason of death or disability, the ISO may be exercised for a period of one year after such termination, unless the expiration date of the ISO occurs sooner.

         NQSOs are options that may be granted without regard to the special restrictions imposed on ISOs. Pursuant to the 1988 Plan, no NQSO will become exercisable prior to six months after the date of grant; thereafter, NQSOs will become exercisable at such time and for such number of the Common shares as the Incentive Committee determines. The exercise price of an NQSO may not be less than 85% of the fair market value of Common Shares on the date of grant. In general, the unexercised portion of an NQSO terminates upon termination of the participant's employment, unless the Incentive Committee in its sole discretion determines otherwise. In the event of termination by reason of retirement at or after age 65, disability or death, the unexercised portion of any NQSO shall expire three months after retirement or disability or one year after death, unless the expiration date of the NQSO occurs sooner and the participant, during such three-month period, and the participant's legal representatives, heirs or legatees, during such one-year period, may have the same right to exercise the unexercised portion of the NQSO as the participant would have had if he were still an employee of the Company.

         A participant may exercise an option during the option period at such time, and in such amounts (subject to a 100-share minimum), as he desires and may pay the exercise price in cash or in such other consideration (which may be other Common Shares) as the Incentive Committee may determine. Unless otherwise provided in an option agreement, options granted under the 1988 Plan are exercisable for a term of ten years from the date of grant, provided that ISOs granted to a more-than-10% shareholder may only be exercisable for a period of not more than five years from the date of grant.

         An SAR is a right which under the 1988 Plan may only be granted (i) in conjunction with an NQSO and (ii) in an amount not in excess of the number of Common Shares granted in the related NQSO. An SAR provides a participant, with respect to the number of Common Shares for which the SAR is exercised, with an amount equal to the difference between the fair market value of the Common Shares on the date the SAR is exercised and the exercise price of the NQSO. Such amount may be paid in either cash, Common Shares or a combination of cash and Common Shares, in the manner specified by the Stock Incentive Committee. Each SAR is subject to the same conditions on termination of employment as the related NQSO.

         A recipient of Restricted Stock is entitled to receive Common Shares at no out-of-pocket cost or to purchase Common Shares at a price determined by the Incentive Committee, which is expected to be below the fair market value of the shares. Such Common Shares will be nontransferable and subject to restrictions which will render them subject to forfeiture upon the occurrence of certain conditions. The time period of the restrictions and rate of lapse of such restrictions will be determined by the Incentive

Committee in its sole discretion. The restrictions may require a recipient's continuing employment, and if any required period of continued employment is not completed or is only partially completed, the shares will be partially or completely forfeited to the Company.

Required Vote

         In order to be adopted, this proposal must receive the affirmative vote of the holders of a majority of the shares of stock eligible to vote at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed the firm of Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending May 31, 1998. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting of Stockholders and to be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at the Annual Meeting if they desire to do so.

                              STOCKHOLDER PROPOSALS

         Proposals by stockholders intended to be presented at the next Annual Meeting must be received by the Company on or before March 26, 1998 in order to be included in the Proxy Statement and proxy for the 1998 meeting. The mailing address of the Company for submission of any such proposals is 7001 N. Scottsdale Road, Suite 2050, Scottsdale, Arizona 85253, Attn.: Secretary.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain of its officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, the Company believes that during the year ended May 31, 1997, all filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.

                                  OTHER MATTERS

         The Board of Directors knows of no matters other than those described above which are likely to come before the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their best judgment.

         The entire cost of solicitation of proxies in the accompanying form will be borne by the Company. The Company will reimburse brokers for their costs associated with transmitting these materials to persons from whom such brokers hold Common Shares. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Company, by personal interview, telephone and telecopy.

         The Company's Annual Report to Stockholders (which is not a part of the proxy solicitation material) is being mailed to stockholders together with the Proxy Statement.

         Stockholders wishing to receive a copy of the Company's Fiscal 1997 Annual Report on Form 10-K (including the financial statements and schedules thereto) filed with the Securities and Exchange Commission may obtain one without charge by making a written request to Investor Relations, Continental Homes Holding Corp., 7001 N. Scottsdale Road, Suite 2050, Scottsdale, Arizona 85253.

                                              By Order of the Board of Directors



                                                        JULIE E. COLLINS
                                                            Secretary

                                    EXHIBIT A
                         CONTINENTAL HOMES HOLDING CORP.
                            1988 STOCK INCENTIVE PLAN
                     (As amended and restated June 20, 1997)

1.   Purposes:

         The purposes of the Continental Homes Holding Corp. 1988 Stock Incentive Plan (the "Plan") are (a) to provide incentives to those key employees of Continental Homes Holding Corp. (the "Company") and its subsidiaries whose performance will contribute to the long-term success and growth of the Company,
(b) to strengthen the ability of the Company to attract and retain employees of high competence, (c) to increase the identity of interests of such employees with those of the Company's stockholders, and (d) to help build loyalty to the Company through recognition and the opportunity for stock ownership.

2.   Elements of the Plan

     The Plan provides the Company's Board of Directors (the "Board") with the discretion to grant or award participants incentives relating to the Company's common stock utilizing (a) incentive stock options, (b) nonqualified stock options which may be coupled with stock appreciation rights and/or (c) restricted stock. These benefits may be granted to participants singly or in any combination which the Board deems appropriate.

3.   Shares Subject to the Plan

     The maximum aggregate number of shares as to which awards or options may at any time be granted under this Plan shall be 1,000,000 shares of common stock, par value $.01 per share (the "Common Shares"), subject to adjustment in accordance with Section 9 hereof. Such Common Shares may be either authorized but unissued shares or shares previously issued and reacquired by the Company. If and to the extent options granted under the Plan terminate, expire or are canceled without having been exercised, or if any shares of restricted stock are forfeited, the shares subject to such option or award shall again be available for purposes of the Plan. The maximum number of Common Shares with respect to which stock options or stock appreciation rights may be granted to any participant during any fiscal year shall be 100,000. The maximum number of Common Shares which may be issued under the Plan as restricted stock shall be 100,000.

4.   Plan Administration

     The Plan shall be administered by the Board. The Board may delegate this or any other authority granted to it hereunder to a committee which shall consist of at least three members of the Board (the "Stock Incentive Committee"). Members of the Stock Incentive Committee shall be eligible to participate in the Plan, so long as grants to such members are ratified by the Company's Board of Directors other than the members of such Committee (any references herein to the "Board" shall be deemed to refer to either the Board or the Stock Incentive Committee if the Board has delegated administrative authority to such Committee). The Board shall have the sole authority to determine (a) the employees to whom options and awards shall be granted under the Plan; (b) the type, size and terms of the options and awards to be granted to each employee selected; (c) the time when options and awards will be granted and the duration of the exercise period; and (d) any other matters arising under the Plan. The Board shall have full power and authority to administer and interpret the Plan and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable. The Board's interpretations of the Plan and all determinations made by the Board pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any options or awards granted hereunder.

     A majority of the Board shall constitute a quorum for purposes of meetings which may be held at such times and places and on such notice as the Board deems appropriate. All actions and determinations of the Board shall be made by not less than a majority of its members and may be made at a meeting or by written consent in lieu of a meeting.

5.   Eligibility for Participation

     Officers, directors and other key employees of the Company or any subsidiary (as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")), of the Company (a "Subsidiary") shall be eligible to participate in the Plan (the "Participants"). Nothing contained in this Plan shall be construed to limit the right of the Company or any Subsidiary to grant options otherwise than under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation, or otherwise, of the business or assets of any corporation, firm or association, including options granted to employees thereof who become employees of the Company or a Subsidiary, or for other proper corporate purposes.

6.   Granting of Options

     (a) As of the effective date set forth in Section 23 hereof, the Board shall have the right to grant Participants options that are intended to be "Incentive Stock Options" within the meaning of Section 422 of the Code until the tenth anniversary of the date on which the Board approved the Plan and/or other stock options on the terms and conditions set forth herein ("Nonqualified Stock Options") or any combination of Incentive Stock Options and Nonqualified Stock Options. The Purchase price of each Common Share to an Incentive Stock Option shall be the Fair Market Value (as hereinafter defined) of a share of such stock on the date the Incentive Stock Option is granted, provided, however, that any Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary (a "10% Stockholder") shall not be less than 110% of such Fair Market Value. The purchase price of each Common Share subject to a Nonqualified Stock Option shall be determined by the Board on or before the date such Nonqualified Stock Option is granted, but may not be less than 85% of the Fair Market Value of the Common Shares on the date of grant. For purposes of this Plan, Fair Market Value shall be deemed to be equal to the last reported sales price on the applicable date, or if no sales price is available for such date, the average of the closing bid and asked prices for such date, on (i) the New York Stock Exchange ("NYSE"), if the Common Shares are then listed on such exchange, (ii) if the Common Shares are not listed on the NYSE, on the principal national stock exchange on which the Common Shares are then listed, or (iii) if not listed on any national stock exchange, as reported by NASDAQ. If the Common Shares are not then listed on any national stock exchange or reported by NASDAQ (or if no current bid and asked price is available), then the Fair Market Value shall be determined in any reasonable manner approved by the Board.

     (b) The aggregate Fair Market Value (determined as of the date of grant) of the Common Shares subject to Incentive Stock Options that first become exercisable by a Participant in any calendar year under this Plan or any other plan maintained by the Company or any Subsidiary may not exceed $100,000.

     (c) The Board may prescribe such other terms as it deems desirable or as may be necessary to qualify the options granted hereunder as Incentive Stock Options under the provisions of Section 422 of the Code. The Board may also authorize acceleration of the exercise of an option or installment thereof.

7.   Term of Options

     Unless the option agreement pursuant to which options are granted (the "Option Agreement") provides otherwise, options granted hereunder shall be exercisable for a term of ten years from the date of grant (the "Expiration Date"); provided, however, that any Incentive Stock Option granted to a 10% Stockholder may not be exercisable for a term of more than five years from the date of grant.

8.   Exercise of Options

     (a) Unless the Board provides otherwise and such provision is reflected in the terms of the Option Agreement, Incentive Stock Options will become exercisable in installments on a cumulative basis at a rate of twenty-five percent (25%) each year beginning on the first anniversary of the date of grant. No Nonqualifed Stock Option will become exercisable prior to six months after the date of grant; thereafter, Nonqualified Stock Options will become exercisable at such time and for such number of Common Shares as the Board, in its sole discretion, shall determine.

     (b) Unless the option agreement provides otherwise, options granted hereunder shall be exercisable for cash or any other property (including Common Shares or promissory notes) deemed acceptable by the Board; provided that, in the case of payment by a promissory note, the Participant shall pay in cash or other property an amount equal to at least the par value of the Common Shares being purchased, and, if the option is an Incentive Stock Option, the note shall bear a sufficient rate of interest so that the exercise price for the purposes of the Code shall be no less than the Fair Market Value of the Common Shares being purchased.

     (c) Except as otherwise provided herein, no option may be exercised at any time, unless the holder is then a regular employee of the Company or a Subsidiary and has continuously remained an employee at all times (other than on an absence for an approved leave of absence or service in the Armed Forces) since the date of grant of such option.

     (d) Options shall be exercised by a Participant giving written notice of such exercise to the Company, provided that an option may not be exercised at any one time as to less than 100 Common Shares ( or such number of Common Shares as to which the option is then exercisable if less than 100). No fractional shares, or cash in lieu thereof shall be issued under this Plan or under any option granted hereunder.

     (e) An Incentive Stock Option shall be exercisable during a Participant's lifetime only by the Participant, or if the Participant has become disabled, by his legal representative.

9.   Adjustments for Certain Events

     The total number of Common Shares available for options or awards under the Plan and option rights (both as to the number of Common Shares and the per share option price) shall be appropriately adjusted for any increase or decrease in the number of outstanding Common Shares resulting from payment of a stock dividend on the Common Shares, a subdivision or combination of Common Shares, or a reclassification of the Common Shares, and (in accordance with the provisions contained in the next paragraph) in the event of a recapitalization of the Company or a consolidation or merger in which the Company shall be the surviving corporation.

     After any merger of one or more corporations into the Company in which the Company shall be the surviving corporation, or after any consolidation of the Company and one or more corporations, or after any recapitalization of the Company, each Participant shall, at no additional cost, be entitled, upon any exercise of his option, to receive (subject to any required action by stockholders), in lieu of the number of shares as to which such option shall then be so exercised, the number and class of shares of stock or other securities to which such Participant would have been entitled pursuant to the terms of the agreement of merger or consolidation or the plan of recapitalization if at the time of such merger or consolidation or recapitalization such Participant had been a holder of record of a number of Common Shares equal to the number of shares as to which such option shall then be so exercised. Comparable rights shall accrue to each Participant in the event of successive recapitalizations, mergers, or consolidations of the character described above.

     In the event of any sale of all or substantially all of the assets of the Company, or any merger of the Company into another corporation in which the Company is not the surviving corporation, or any merger in which the holders of capital stock of the Company receive cash or other consideration in exchange for their shares, or any dissolution or liquidation of the Company or, in the discretion of the Board, any consolidation or other reorganization in which it is impossible or impracticable to continue in effect options granted under the Plan, the Company shall, at least 20 days prior to the scheduled closing of such event, send a written notice to each Participant by registered or certified mail or personal delivery stating that if such Participant's option is not exercised by the close of business on the business day immediately preceding the date of the scheduled closing of such event it shall terminate and the Board may, in its discretion, determine (and if it does so the Company's notice shall so state) that options granted under the Plan shall be exercisable in full during such 20-day period; provided that the Company has given the foregoing notice, any portion of such Participant's option remaining unexercised at the close of business on such day shall terminate unless the closing of such event shall not occur (whether it occurs on the scheduled date or a later date), in which case the Company's notice shall be of no further effect. However, the Board may, in its discretion, require instead, if any corporation acquiring the stock or assets of the Company or into which the Company merged is willing and able to assume all outstanding options granted under the Plan and such options shall not thereby lose their character as Incentive Stock Options, that such options to the extent not previously exercised shall be assumed by such other corporation and the preceding sentence shall not apply.

     The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option, and, provided that any such adjustment with respect to an Incentive Stock Option in connection with a transaction to which Section 424(a) of the Code applies shall be done in accordance with the provisions of such Section 424(a) unless the Board specifically determines otherwise.

10.  Exercise on Termination of Employment

     (a) Incentive Stock Options

     Except as provided in the next sentence, if a Participant ceases to be an employee any unexercised Incentive Stock Option shall terminate. If prior to the Expiration Date a Participant ceases to be an employee by reason of (i) death or disability within the meaning of Section 22 (e)(3) of the Code, he (or, in the event of the Participant's death, his estate) may exercise any Incentive Stock Options he holds for a period of one year after the date of cessation of employment or (ii) termination by the Company other than "for cause," he may exercise any Incentive Stock Options he holds for a period of three months after the date of cessation of employment, in either case, to the extent that such options were exercisable at the date of such cessation. Thereafter, any unexercised portion of the option shall terminate. Notwithstanding the foregoing, in no event shall Incentive Stock Options be exercisable after the Expiration Date. For purposes of this Plan, termination "for cause" shall mean cessation of employment due to (i) the Participant's failure to perform his duties, (ii) the commission by the participant of an act of gross dishonesty or willful and deliberate disloyalty in connection with this employment, or (iii) the conviction of the Participant of any felony, whether or not involving or in connection with his employment.

     (b) Nonqualified Stock Options

     (i) If a Participant ceases to be an employee by reason of his retirement at or after age 65, permanent and total disability (as determined by the Board) or termination by the Company other than "for cause", any unexercised portion of his Nonqualified Stock Option shall expire three months after such retirement, disability or termination, as the case may be, and during such three months' period, the Participant shall have the same rights to exercise the unexercised portion of his Nonqualified Stock Option as he would have had if he were still an employee of the Company. Notwithstanding the foregoing, in no event shall Nonqualified Stock Options be exercisable after the Expiration Date.

     (ii)If, prior to the expiration of any Nonqualified Stock Option, a Participant shall die while an employee of the Company, any unexercised portion of such option shall expire one year after his death and during such one-year period his legal representative, heirs or legatees shall have the same rights to exercise the unexercised portion of the option as the Participant would have had if he were still an employee of the Company. Notwithstanding the foregoing, in no event shall nonqualifed Stock Options be exercisable after the Expiration Date.

     (iii) Except as provided in clauses (i) and (ii) of this Section 10(b), if a Participant ceases employment for any reason prior to the Expiration Date of any Nonqualified Stock Option, the unexercised portion of such option shall automatically terminate, unless the Board in its sole discretion shall determine otherwise.

11.  Stock Appreciation Rights

     (a) Concurrently with each grant of a Nonqualified Stock Option under this Plan, the Board may grant a Participant a "Stock Appreciation Right" which shall provide the Participant the right to receive cash or, subject to the provisions of Section 11(c) hereof, Common Shares or a combination of cash and Common Shares in lieu of the purchase of Common Shares under such option. Such rights shall only be granted in conjunction with Nonqualified Stock Options and may not be granted alone.

     (b) The amount to which a Participant shall be entitled upon the exercise of any Stock Appreciation Right shall be determined by multiplying (i) the number of Common Shares with respect to which the Stock Appreciation Right is exercised by (ii) the amount, if any, by which the Fair Market Value of a Common Share on the exercise date exceeds the exercise price of the related Nonqualified Stock Option. Subject to the provisions of Section 11(c) hereof, such amount shall be paid, in either cash, Common Shares (valued at their Fair Market Value on the date the Stock Appreciation Rights are exercised), or a combination of cash and Common Shares, in the manner specified by the Board in its sole discretion.

     (c) Unless the Board, in its sole discretion, provides otherwise, Stock Appreciation Rights shall be exercisable upon the same conditions as the related Nonqualifed Stock Option is exercisable under Sections 7, 8 and 10(b) hereof; provided, however, that a Participant wishing to exercise a Stock Appreciation Right shall give written notice of such exercise to the Board stating the number of a Nonqualified Stock Options and Stock Appreciation Rights he wishes to exercise at such time and the form of payment for the Stock Appreciation Rights he wishes to receive. The Board, in its sole discretion, shall determine whether to honor the Participant's request to receive cash upon the exercise of his Stock Appreciation Rights. The Board (i) may condition exercise of Stock Appreciation Rights on the Participant's written agreement to hold all Common Shares received upon exercise of the related Nonqualified Stock Option for a period of one year, (ii) in the case of any Participant whose status as a director, officer or shareholder of the Company would subject him to liability for "short swing" profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, to the extent then in force, shall limit the period during which Stock Appreciation Rights may be exercised (in whole or in part) for cash to the extent necessary to exempt the exercise of Stock Appreciation Rights for cash from such liability and (iii) may impose any other term or condition on exercise which the Board deems appropriate.

     (d) The exercise of any Stock Appreciation Right shall reduce the number of Common Shares subject to the related Nonqualified Stock Option.

12.  Restricted Stock Awards

     (a) The Board shall have the authority to award Participants Common Shares which shall be restricted as provided herein to avoid immediate taxation under the Code.

     (b)Such restricted stock may not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated by a Participant, except as provided below. As a condition to the receipt of any Common Shares awarded under this Plan, a Participant shall execute and deliver to the Company an instrument in writing, in form approved by the Board, wherein he agrees to the above restrictions and the legending of the certificates representing his Common Shares with respect thereto. Notwithstanding such restrictions, however, a Participant shall be entitled to receive all dividends declared on and to vote any Common Shares held by him and to all other rights of a stockholder with respect thereto.

     (c) If a Participant terminates his employment for any reason, his rights with respect to any Common Shares which remain restricted hereunder shall be as provided in a written agreement between the Participant and the Company relating to the award and forfeiture of shares hereunder.

     (d) Subject to subsection (c) hereof or to the extent provided in any written agreement between the Participant and the Company relating to the award of Common Shares hereunder, the restrictions set forth in this Section 12 on the sale, transfer or other disposition and on the pledge or other hypothecation of Common Shares awarded under this Plan shall lapse ratably over a period of five years from the date of award.

13.  Forfeiture of Benefits

     Notwithstanding any other provision of this Plan, no payment of any unpaid award shall be made, and any and all unexercised options and all rights under the Plan of a Participant who received such award or option grant (or his designated beneficiary or legal representatives) to the payment or exercise thereof, shall be forfeited if, prior to the time of such payment or exercise, the Participant shall (i) be employed by a competitor of, or shall be engaged in any activity in competition with, the Company without the Company's consent, (ii) divulge without the Company's consent any secret or confidential information belonging to the Company, or (iii) engage in any other activities which would constitute grounds for termination "for cause," as defined in Section 10 of this Plan.

14.  Payments on Death

     If a Participant dies before receiving full payment of all amounts to which he is entitled under this Plan, the remaining payments shall be paid when due to his designated beneficiary, as designated in such Participant's Option Agreement, or, in the absence of such designation, to his estate.

15.  Transferability of Options and Awards

     A Participant's rights and interest under the Plan (including the right to payment of unpaid installments of awards or the exercise of unexercised options) may not be assigned or transferred except, in the case of a Participant's death, to the person or persons to whom the option shall have been transferred by will or the laws of descent and distribution.

16.  Amendment and Termination

     The Board may at any time and from time to time terminate, modify or amend the Plan in any respect; provided, however, that unless also approved or ratified by a vote of the holders of the outstanding shares of the capital stock of the Company entitled to a majority of the voting power of the Company, any such modification or amendment shall not (subject, however, to the provisions of Section 9 hereof); (i) increase the maximum number of Common Shares for which options and awards may be granted under the Plan; (ii) reduce the option price at which options may be granted; (iii) extend the period during which options may be granted or exercised beyond the times originally prescribed; (iv) change the persons eligible to participate in the Plan; or (v) increase the number of options or awards that may be granted to a Participant or materially increase the benefits accruing to Participants under the Plan. No such termination, modification or amendment may affect the rights of a Participant under an outstanding option or the grantee of an award. Nevertheless, with the consent of the Participant affected, the Committee may amend outstanding options and awards in a manner not inconsistent with the terms of the Plan.

17.  Funding of Plans

     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any option or award under this Plan and payment of options and awards shall be subordinate to the claims of the Company's general creditors. In no event shall interest be paid or accrued on any option or award, including unpaid installments of options or awards.

18.  Rights of Participant

     No Participant or other person shall have any claim or right to be granted an option or award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company.

19.  Rights as a Stockholder

     A Participant or a transferee of an option shall have no rights as a stockholder with respect to any Common Share covered by his option until he shall have become the holder of record of such share, and except for stock dividends as provided in Section 9 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights in respect of such share for which the record date is prior to the date on which he shall become the holder of record thereof.

20.  Agreements with Participants

     Each award or grant made under this Plan shall be evidenced by a written instrument containing such terms and conditions as the Board shall approve. Each such agreement shall provide that, as a condition to the award or grant evidenced thereby, the Participant agrees that the Company shall arrange to deduct from any payments of any kind otherwise due to the Participant from the Company or a Subsidiary, the aggregate amount of federal, state or local taxes of any kind required by law to be withheld with respect thereto, or if no such payments are due or become due to the Participant, that the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment to it of, the aggregate amount of such taxes.

21.  Requirements for Issuance of Shares

     No Common Shares shall be issued or transferred hereunder unless and until all legal requirements applicable to the issuance or transfer of such shares have been complied with to the satisfaction of the Board. The Board shall have the right to condition any award or the issuance of Common Shares made to any Participant hereunder on such Participant's undertaking in writing to comply with such restrictions on his subsequent disposition of such shares as the Board shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

22.  Headings

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

23.  Effective Date and Designation of the Board

     Subject to the approval of the Company's stockholders entitled to vote hereon, this Plan shall be effective as of September 1, 1988 and shall continue in effect thereafter until terminated or suspended by the Board.

                                                   CONTINENTAL HOMES HOLDING CORP.
                                      7001 N. Scottsdale Road, Suite 2050, Scottsdale, AZ 85253

         This Proxy is Solicited on Behalf of The Board of Directors The undersigned  hereby appoints Donald R. Loback and W. Thomas
Hickcox,  and each of them  severally,  as Proxies of the  undersigned,  each with the power to appoint his  substitute,  and hereby authorizes them to represent and to vote as designated below all the shares of Common Stock of Continental  Homes Holding Corp. (the
"Company")  held of record by the  undersigned on July 8, 1997, at the Annual Meeting of  Stockholders to be held on August 28, 1997 and any adjournment thereof.

                                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS ONE AND TWO
(1)      FOR ELECTION AS DIRECTORS OF ALL NOMINEES  LISTED BELOW TO SERVE UNTIL THE 1998 ANNUAL MEETING OF  STOCKHOLDERS  (except as indicated to the contrary below).
         0    FOR all nominees listed below                      0   WITHHOLD AUTHORITY to vote
                   (except as indicated to the contrary below)       for all nominees listed below
Donald R. Loback, W. Thomas Hickcox, Robert B. Ryan, Timothy C. Westfall, Jo Ann Rudd, William Steinberg, Bradley S. Anderson, Peter
D. O'Connor  (INSTRUCTION:  To withhold authority to vote for any nominee,  indicate the individual nominee's name on space provided below.)

------------------------------------------------------------------------------------------------------------------------------------
(2)      TO AMEND THE 1988 STOCK  INCENTIVE PLAN (THE "1988 PLAN") TO, AMONG OTHER THINGS,  INCREASE BY 500,000 THE NUMBER OF SHARES
         OF THE COMPANY'S COMMON STOCK THAT MAY BE ISSUED PURSUANT TO THE 1988 PLAN AND PERMIT MEMBERS OF THE BOARD OF DIRECTORS AND
         THE STOCK INCENTIVE COMMITTEE TO PARTICIPATE IN THE 1988 PLAN.
         0    FOR             0    WITHHOLD AUTHORITY            0    ABSTAIN
(3)      In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.







This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals (1) and (2).

                                                                                Please  sign  exactly as name  appears  below.  When
                                                                                Shares are held by joint tenants,  both should sign.
                                                                                When signing as attorney,  executor,  administrator,
                                                                                trustee  or  guardian,  please  sign  your  name and
                                                                                indicate  full title as such. If a  corporation,  an
                                                                                authorized officer should sign his name and indicate
                                                                                his  title.   If  a  partnership,   please  sign  in
                                                                                partnership name by authorized person.

                                                                                Dates:
                                                                                ----------------------------------------------------

               Receipt of Notice of Meeting  and Proxy  Statement
               is hereby acknowledged.                                          ----------------------------------------------------
                                                                                                       Signature

                                                                                ----------------------------------------------------
                                                                                               Signature if held jointly
               Please sign, date and mail in the enclosed envelope



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